Exhibit 99.1
Constant Contact Announces Second Quarter 2011 Financial Results
Quarterly revenue increases 24% year-over-year
Adjusted EBITDA increases 110% year-over-year
WALTHAM, MA — July 28, 2011 — Constant Contact ®, Inc. (Nasdaq: CTCT), the trusted marketing advisor to more than 450,000 small organizations worldwide, today announced its financial results for the second quarter ended June 30, 2011.
“During the second quarter, Constant Contact delivered solid revenue growth and significantly expanded EBITDA margins as we executed through the beginning of our slower seasonal months and a choppy economic recovery,” said Gail Goodman, Chief Executive Officer of Constant Contact.
Goodman added, “We are increasingly optimistic about Constant Contact’s long-term market position. Both internal and external surveys of the small business community show continuing high interest levels for email marketing and rapidly growing demand for social media marketing solutions. We continue to extend the capabilities of our full product suite to take advantage of these trends and deliver the first engagement marketing platform designed for small businesses. We are excited by the many near-term and intermediate-term growth drivers, including our event marketing solution, expanding more aggressively into international markets and our soon to be released social media campaigns product.”
Second Quarter 2011 Financial Metrics
•	Revenue for the second quarter, ended June 30, 2011, was $52.5 million, an increase of 24% compared to revenue of $42.5 million for the comparable period in 2010.

•	Gross margin in the second quarter was 71.0%, compared to 70.1% for the comparable period in 2010.

•	GAAP net income was $1.3 million for the second quarter of 2011, compared to a GAAP net loss of $0.9 million for the comparable period in 2010.

•	GAAP net income per share was $0.04 for the second quarter of 2011, based on diluted weighted average shares outstanding of 30.8 million, compared to a GAAP net loss per share of $0.03 for the comparable period in 2010.

•	Adjusted EBITDA for the second quarter of 2011 was $8.0 million, an increase of 110% compared to adjusted EBITDA of $3.8 million for the comparable period in 2010.

•	Adjusted EBITDA margin for the second quarter of 2011 was 15.3%, compared to 9.0% for the comparable period in 2010.

•	Non-GAAP net income per diluted share was $0.15 for the second quarter of 2011, based on diluted weighted average shares outstanding of 30.8 million, compared to $0.04 for the comparable period in 2010.

•	Cash flow from operations was $8.4 million for the three months ended June 30, 2011, compared to $4.8 million for the comparable period in 2010; capital expenditures for the quarter were $4.5 million compared to $4.1 million for the comparable period in 2010; resulting in free cash flow of $3.9 million for the three months ended June 30, 2011 compared to $0.7 million for the comparable period in 2010.

•	The company had $120 million in cash, cash equivalents and short-term marketable securities at June 30, 2011, compared to $114 million at March 31, 2011.
Operating Metrics
•	Added 45,000 gross new unique paying customers in the second quarter, consistent with the second quarter of 2010. (*)

•	Ended the second quarter with 470,000 unique paying customers, an increase from 455,000 unique paying customers at the end of the first quarter of 2011 and 395,000 unique paying customers at the end of the second quarter of 2010. (*)

•	Average monthly revenue per unique customer, ARPU, for the second quarter was $37.86, up from $37.46 in the first quarter of 2011, and up from $36.76 in the comparable period in 2010.

•	Products per customer increased during the first six months of the year and ended the quarter at 1.73 products per customer as compared to 1.68 for the comparable period in 2010.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the second quarter.

(*)	Figures are rounded to nearest 5,000.
Other Recent Highlights
•	Released a survey that showed 73% of small businesses report using social media to market their business, and of those not currently using social media marketing, 62% expect to begin using social media marketing in the coming year. The survey also found that 91% of small businesses use email marketing, 95% use website marketing, 77% use print advertising, 69% use online advertising and 53% use event marketing.

•	Launched the social media Quickstarter (www.socialmediaquickstarter.com), a completely free step-by-step guide that offers short tutorials for getting up and running and improving success with the most popular social media networks.

•	Launched Simple ShareTM, which gives small businesses and nonprofits the opportunity to share more of their content by creating it once and then spreading it across social networks simply, easily and effectively.

•	Announced a new SMS feature, Text-to-Join, which allows customers and prospects to sign up for subscriber lists right from their mobile phones and enables small organizations to capture contact info when their customers or donors are most engaged. More information on the Text-to-Join feature is available here:
http://supportconstantcontact.blogspot.com/2011/06/building-your-email-list-with-text-to.html

•	Launched a free mobile application for iPhone® and Android® mobile devices, Event Check-In, that allows event hosts to eliminate paper registration sheets and get out from behind a registration table by giving them access to up-to-date registrant information right from a smartphone.

•	Recent awards include a Stevie® Award for Best Overall Company of the year in the category of software companies with fewer than 2,500 employees and a Silver Telly, honoring the very best local, regional, and cable television commercials.
“While our revenue for the quarter was modestly lower than our expectations, the company grew its top line by 24% and adjusted EBITDA by 110%, including 600 basis points of margin expansion on a year-over-year basis,” said Harpreet Grewal, CFO of Constant Contact. “Based on our current visibility, we have adjusted our full year revenue guidance, which is largely in-line with our original guidance of 25% growth. We will continue to execute against our fundamental growth drivers — adding new customers, expanding average revenue per user (ARPU), increasing usage and improving customer retention rates. In addition, we remain focused on capitalizing on the many growth drivers for our business.”

Business Outlook
Based on information available as of July 28, 2011, Constant Contact is issuing guidance for the third quarter and full year 2011 as follows:
Third Quarter 2011:

Current Guidance (7/28/2011)
Total revenue	$54.2 m to $54.7 m
Adjusted EBITDA	$10.8 m to $11.2 m
Stock-based compensation expense	$3.1 m
GAAP net income	$3.6 m to $4.0 m
GAAP net income per share	$0.12 to $0.13
Non-GAAP net income per share	$0.21 to $0.23
Diluted weighted average shares outstanding	31.1 m shares
Full Year 2011:

	Prior Guidance (4/28/2011)	Current Guidance (7/28/2011)
Total revenue	$217 m to $219 m	$214 m to $216 m
Adjusted EBITDA	$34.3 m to $35.7 m	$35.0 m to $35.7 m
Stock-based compensation expense	$12.5 m	$11.9 m
GAAP net income	$6.3 m to $7.7 m	$7.7 m to $8.4 m
GAAP net income per share	$0.20 to $0.25	$0.25 to $0.27
Non-GAAP net income per share	$0.60 to $0.65	$0.63 to $0.65
Diluted weighted average shares outstanding	31.2 m shares	31.0 m shares
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow.
Adjusted EBITDA is calculated by taking GAAP net income (loss), adding depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.
Non-GAAP net income per share is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the diluted weighted average shares outstanding.
Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.
Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact second quarter 2011 financial results conference call
When:	Thursday, July 28, 2011
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(800) 642-1687, passcode 81578976, domestic
(706) 645-9291, passcode 81578976, international
Webcast:	http://investor.constantcontact.com/(live and replay)
The webcast will be archived on Constant Contact’s website for a period of three months.
About Constant Contact, Inc.
Constant Contact is revolutionizing the success formula for small organizations through affordable, easy-to-use Engagement Marketing (TM) tools that help create and grow customer relationships. More than 450,000 small businesses, nonprofits, and associations worldwide rely on Constant Contact to drive ongoing customer dialogs through email marketing, social media marketing, event marketing, and online surveys. All Constant Contact products come with unrivaled KnowHow, education, and free coaching with a personal touch, including award-winning customer support.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the overall market demand for email marketing and social media marketing solutions and Constant Contact’s long-term market potential, plans to launch a social media marketing product, growth drivers, international expansion, expanding average revenue per customer, customer retention and the financial guidance for the third quarter of 2011 and full year 2011. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:

Erika Dornaus
Constant Contact
(781) 482-7039
pr@constantcontact.com
Investor Contact:

Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$52,527	$42,455	$102,542	$81,936
Cost of revenue	15,233	12,686	29,916	24,402

Gross profit	37,294	29,769	72,626	57,534

Operating expenses:
Research and development	7,549	5,943	14,987	11,564
Sales and marketing	22,515	20,217	46,749	38,921
General and administrative	5,918	4,604	11,696	8,903

Total operating expenses	35,982	30,764	73,432	59,388

Income (loss) from operations	1,312	(995)	(806)	(1,854)

Interest and other income	95	85	184	168

Income (loss) before income taxes	1,407	(910)	(622)	(1,686)

(Expense) benefit for income taxes	(133)	—	53	—

Net income (loss)	$1,274	$(910)	$(569)	$(1,686)

Net income (loss) per share:
Basic	$0.04	$(0.03)	$(0.02)	$(0.06)
Diluted	$0.04	$(0.03)	$(0.02)	$(0.06)

Weighted average shares outstanding used in computing per share amounts:
Basic	29,497	28,652	29,404	28,554
Diluted	30,770	28,652	29,404	28,554

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income (loss)	$1,274	$(910)	$(569)	$(1,686)

Subtract:
Interest and other income	95	85	184	168
(Expense) benefit for income taxes	(133)	—	53	—

Add back:
Depreciation and amortization	3,492	2,840	7,032	5,464
Stock-based compensation expense	3,242	1,981	5,851	3,716

Adjusted EBITDA	$8,046	$3,826	$12,077	$7,326

Divide by:
Revenue	$52,527	$42,455	$102,542	$81,936

Adjusted EBITDA margin	15.3%	9.0%	11.8%	8.9%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non -GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income (loss)	$1,274	$(910)	$(569)	$(1,686)

Add back:
Stock-based compensation expense	3,242	1,981	5,851	3,716

Non-GAAP net income	$4,516	$1,071	$5,282	$2,030

Non-GAAP net income per share: diluted	$0.15	$0.04	$0.17	$0.07

Weighted average shares outstanding used in computing per share amounts	30,770	29,935	30,822	29,761
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$8,424	$4,781	$16,646	$11,233

Subtract:
Acquisition of property and equipment	4,541	4,062	8,829	8,350

Free cash flow	$3,883	$719	$7,817	$2,883

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	June 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$25,612	$32,892
Marketable securities	94,018	91,461
Accounts receivable, net	47	44
Prepaid expenses and other current assets	6,890	5,562

Total current assets	126,567	129,959

Property and equipment, net	31,952	29,723
Restricted cash	750	750
Goodwill	18,448	5,248
Acquired intangible assets, net	2,420	781
Other assets	2,246	1,214

Total assets	$182,383	$167,675

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,295	$7,444
Accrued expenses	8,398	6,724
Deferred revenue	27,915	25,103

Total current liabilities	45,608	39,271

Other long-term liabilities	2,321	2,282

Total liabilities	47,929	41,553

Common stock	297	293
Additional paid-in capital	177,836	168,974
Accumulated other comprehensive income	48	13
Accumulated deficit	(43,727)	(43,158)

Total stockholders’ equity	134,454	126,122

Total liabilities and stockholders’ equity	$182,383	$167,675

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities
Net loss	$(569)	$(1,686)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,032	5,464
Amortization of premiums on investments	331	11
Stock-based compensation expense	5,851	3,716
Recovery of bad debts	—	(4)
Gain on sales of marketable securities	(12)	—
Deferred income taxes	158	—
Change in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(3)	(2)
Prepaid expenses and other current assets	(1,328)	(1,262)
Other assets	(1,032)	—
Accounts payable	1,851	2,022
Accrued expenses	1,674	95
Deferred revenue	2,812	3,283
Other long-term liabilities	(119)	(404)

Net cash provided by operating activities	16,646	11,233

Cash flows from investing activities
Purchases of marketable securities	(88,209)	(63,746)
Proceeds from maturities of marketable securities	19,144	34,295
Proceeds from sales of marketable securities	66,224	—
Payment for acquisition, net of cash acquired	(15,000)	(2,225)
Acquisition of property and equipment	(8,829)	(8,350)

Net cash used in investing activities	(26,670)	(40,026)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	2,309	1,860
Proceeds from issuance of common stock pursuant to employee stock purchase plan	435	390

Net cash provided by financing activities	2,744	2,250

Net decrease in cash and cash equivalents	(7,280)	(26,543)
Cash and cash equivalents, beginning of period	32,892	59,822

Cash and cash equivalents, end of period	$25,612	$33,279

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock in connection with the acquisition of NutshellMail	$—	$3,603
Capitalization of stock-based compensation	271	65